EXHIBIT INDEX

(b)       By-laws.

(d) Form of Investment Management Services Agreement between Registrant and RiverSource Investments, LLC.

(e) Form of Distribution Agreement, amended and restated, between Registrant and Ameriprise Financial Services, Inc.

(g)(1) Form of Custodian Agreement, amended and restated, between Registrant and Ameriprise Trust Company.

(h)(1) Form of Administrative Services Agreement, amended and restated, between Registrant and Ameriprise Financial, Inc.

(h)(2) Form of Transfer Agency Agreement, amended and restated, between Registrant and RiverSource Service Corporation.

(h)(3) Form of Class Y Shareholder Service Agreement, amended and restated, between Registrant and Ameriprise Financial Services, Inc.

(h)(4) Form of License Agreement, amended and restated, between Ameriprise Financial, Inc. and RiverSource Funds.

(h)(7) Master Fee Cap/Fee Waiver Agreement, dated Oct. 1, 2005, as amended April 17, 2006, between RiverSource Investments, LLC, Ameriprise Financial, Inc., RiverSource Service Corporation, Ameriprise Financial Services, Inc. and the RiverSource Funds.

(i) Opinion and Consent of Counsel as to the legality of the securities being registered.

(j)       Consent of Independent Registered Public Accounting Firm.

(l)       Initial Capital Agreement.

(m) Form of Plan and Agreement of Distribution, amended and restated, between Registrant and Ameriprise Financial Services, Inc.

(n)       Form of Rule 18f - 3 Plan, amended and restated.

(q) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006.